UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2009

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

121 New York Avenue, Trenton, New Jersey	08638
(Address of Principal Executive Offices)	(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2009, our wholly owned operating subsidiary, The Clark Group, Inc. (“CGI”), entered into an employment agreement (the “Employment Agreement”) with Charles H. Fischer III, in connection with his promotion to president of CGI.  The Employment Agreement supersedes and replaces in its entirety the previous employment agreement between CGI and Mr. Fischer.

Pursuant to the Employment Agreement, Mr. Fischer will be employed as the president of CGI.  As compensation, Mr. Fischer (i) will receive a base salary at an annual rate of $251,327 commencing upon the signing, of $230,000 commencing on January 1, 2010, of $210,000 commencing on July 1, 2010, and of $190,000 commencing on January 1, 2011; (ii) received $20,000 upon signing and will receive another $20,000 on May 31, 2010; (iii) was granted a ten-year option to purchase 50,000 shares of the Registrant’s common stock at an exercise price of $0.65 per share, which vests as to 25,000 shares of common stock on October 28, 2012 and vests as to 25,000 shares of common stock based on the achievement of certain performance criteria; and (iv) will receive cash bonuses based on the profitability of CGI’s domestic division.  In addition, Mr. Fischer will be reimbursed for out-of-pocket expenses reasonably incurred in the performance of his duties; will receive four weeks of vacation; will be eligible to participate in CGI’s benefit plans, including health, pension, short-term disability and life insurance; and will receive an automobile allowance.

The term of the Employment Agreement is one year, unless earlier terminated as provided therein.  The term automatically renews for additional one year terms unless one party notifies the other at least 30 days prior to the anniversary date that such party intends not to renew.  If Mr. Fischer’s employment is terminated “without good cause” (as defined in the Employment Agreement) or CGI does not elect to renew for a consecutive one-year term, then CGI will pay Mr. Fischer his then current base salary for one year following the expiration of the term (the “Severance”).  His right to the Severance is subject to his execution of a separate agreement that includes a general release of all claims against CGI.  CGI may terminate the Severance if Mr. Fischer breaches certain of the restrictive covenants contained in the Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2009
CLARK HOLDINGS INC.

By:	/s/ Stephen Spritzer
Stephen Spritzer
Chief Financial Officer